Exhibit 99.1

FOR IMMEDIATE RELEASE


  Revlon Accelerates Cost Reduction and Margin Improvement, With Implementation
                      of Broad Organizational Streamlining

     Company Plans to Discontinue Vital Radiance Brand and Provides Outlook
                                for 2006 and 2007

                Revlon to Web-Cast Conference Call with Investors
                -------------------------------------------------


New York, September 25, 2006 - Revlon, Inc. (NYSE: REV) today announced a broad organizational streamlining and consolidation that builds on the scope of the Company's restructuring actions implemented earlier in the year and meaningfully accelerates the Company's efforts to reduce costs and improve profit margins. In connection with the announcements, the Company provided its outlook for 2006 and 2007 and indicated that it plans to discontinue Vital Radiance, due to the new brand not achieving an economically feasible retail platform for future growth. Revlon indicated that it expects these actions to accelerate the Company's path to becoming net income and cash flow positive.

Revlon President and Chief Executive Officer David Kennedy stated, "Today's announcements represent important and necessary steps forward for Revlon. We are moving forward with a clear focus on leveraging the tremendous equity of our established brands--particularly Revlon--and without the burden of the operating loss we anticipated from Vital Radiance in 2007. As we look ahead, we will continue to work to bring innovation and excitement to the market and, importantly, we will do so in a way that is focused on driving our profitability and cash flow, while also generating top-line growth."

The Company will host a conference call with members of the investment community on September 25, 2006 at 10:30 A.M. EDT to discuss this release. Access to the call is available to the public at www.revloninc.com.

                           Organizational Streamlining
                           ---------------------------
The organizational streamlining, which will reduce the Company's U.S. workforce by approximately 250 positions, or approximately 8%, will result in restructuring and related charges totaling approximately $29 million, with related ongoing annualized savings estimated at approximately $34 million.

The primary components of the streamlining involve:

     o    consolidating   responsibilities  in  certain  related  functions  and
          reducing   layers  of  management  to  increase   accountability   and
          effectiveness;

     o    streamlining   support  functions  to  reflect  the  new  organization
          structure;

     o    eliminating certain senior executive positions; and

     o    consolidating various facilities.

The Company's brand marketing and creative activities in the U.S. will be further consolidated, eliminating redundancy and reducing layers of management. The new structure is designed to enable more effective innovation and creativity, while fostering more efficient decision-making and appropriately aligning this decision-making with accountability. As a result, the roles of Executive Vice President and Chief Marketing Officer, held by Stephanie Klein Peponis, and Executive Vice President and Chief Creative Officer, held by Rochelle Udell, will be eliminated, and the brand marketing leadership will report directly to David Kennedy. The marketing leadership will be responsible for all elements of brand marketing, brand positioning and advertising, media and creative services, category development and other promotional activities. In addition, the role of Executive Vice President and President of International, currently held by Tom McGuire, is also being eliminated, and the executives leading the Company's three geographic International regions will report directly to David Kennedy.

Commenting on the organizational streamlining, David Kennedy continued, "This opportunity to improve our operational effectiveness, accelerate our cost reduction and improve our margins is meaningful, and we are moving forward aggressively with the implementation. We expect these actions to result in significant and sustainable savings for the Company, and I am confident that the individuals assuming greater responsibility and decision-making will be more effective in their roles moving forward. I believe that today's announcements position us well for improved results in 2007 and beyond."

The Company indicated that the $29 million in restructuring and related charges is comprised primarily of employee-related costs, including severance and other termination benefits, with approximately $15 million of the charges expected to be incurred in the third quarter of 2006 and another $8 million expected to impact the fourth quarter of 2006. The Company expects the balance of the charges to be incurred in 2007. Approximately $21 million of the charges are expected to reflect cash charges that the Company will pay out over the 2006 to 2008 period.

Of the $34 million in expected ongoing annualized savings, the Company expects approximately $5 million to benefit 2006 results. The Company's restructuring actions implemented earlier in the year resulted in $10 million in charges incurred in the first half of 2006, with expected related ongoing annualized savings of approximately $15 million.


                              Vital Radiance Update
                              ---------------------
Revlon plans to discontinue Vital Radiance, its new brand targeted at the mature consumer, due to the disappointing performance of the brand and the likelihood that Vital Radiance would not maintain an economically feasible retail footprint in the future. As a result, the Company expects to incur charges of approximately $63 million in the third quarter of 2006 related to discontinuing the brand. The charges will include a provision for estimated returns and allowances of approximately $40 million, as well as approximately $13 million for the write-off of inventories and selling and promotional materials, and approximately $10 million for the acceleration of display amortization.

The Company indicated that, including the cost to discontinue the brand, Vital Radiance is expected to negatively impact the Company's operating results by approximately $70 million in the third quarter. For the full year, the negative impact of Vital Radiance on the Company's operating results is expected to be approximately $110 million, including the cost to discontinue the brand in the third quarter and the charges taken earlier in the year associated with a reduction of retail space at several large format retailers.

Commenting on the decision, David Kennedy stated, "The decision to discontinue Vital Radiance is the right strategic and economic choice for the Company. The likelihood of the brand maintaining much of its retail space in the future, including adequate space at the brand's best accounts, was questionable, which made staying the course unfeasible for Revlon. Given the opportunity to further leverage our established brands--in particular, the Revlon brand--and our intense focus on dramatically improving our bottom-line performance in 2007, we are confident that moving forward without what would have been a significant, ongoing investment behind Vital Radiance is the appropriate course of action."

In connection with the charges associated with both discontinuing Vital Radiance and streamlining the organization, Revlon announced that its wholly-owned operating subsidiary, Revlon Consumer Products Corporation, will seek an amendment to its bank credit agreement to add back these charges in the calculation of its financial covenants. The Company noted that the credit agreement amendment is expected to be consummated in late September 2006, subject to market and other customary conditions, including receipt of consents from the appropriate lenders. There can be no assurance that the amendment will be consummated.


                     Preliminary Third Quarter 2006 Results
                     --------------------------------------
The Company indicated that net sales in the third quarter of 2006 are expected to be in the range of approximately $280 million to $290 million, after giving effect to approximately $40 million in estimated Vital Radiance returns and allowances.

Adjusted EBITDA(1) for the third quarter of 2006 is expected to be a loss of approximately $50 million, and operating loss in the quarter is expected to be approximately $90 million, after giving effect to the costs related to the organizational streamlining, the total impact in the quarter of Vital Radiance, including the cost to discontinue the brand, and other charges in connection with executive severance. The total impact of these items on Adjusted EBITDA in the quarter is expected to be approximately $79 million, and the total impact on operating profitability is expected to be approximately $92 million.

Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and reconciled to net income/(loss), the most directly comparable measure, in the accompanying financial table.

Net loss in the third quarter is expected to be approximately $135 million, after giving effect to the costs of the organizational streamlining, the total impact of Vital Radiance and other charges in connection with executive severance.


                             Full Year 2006 Outlook
                             ----------------------
For the full year 2006, the Company indicated that it expects net sales of approximately $1,340 million, including the impacts of Vital Radiance returns and allowances provisions in the second and third quarters of 2006. Adjusted EBITDA for the year is expected to be approximately $75 million to $85 million, and operating loss is expected to be approximately $45 million to $55 million, after giving effect to the impacts of restructuring actions taken during the year, the expected full-year impact of Vital Radiance, including the cost to discontinue the brand, and other charges in connection with executive severance. The total impact of these items on Adjusted EBITDA for the year is expected to be approximately $129 million, and the total impact on operating profitability is expected to be approximately $150 million.

The Company is currently developing a plan to refinance its 8 5/8% Senior Subordinated Notes maturing in 2008. In addition, as previously disclosed, Revlon currently intends to conduct a $75 million equity issuance in late 2006 or the first quarter of 2007, with the proceeds used for debt reduction. The backstop obligations of MacAndrews & Forbes, Revlon's principal shareholder, will remain in effect to ensure that Revlon issues the $75 million. In addition, the existing $87 million line of credit from MacAndrews & Forbes will remain available to the Company through the completion of the $75 million equity issuance.


                              Longer-Term Outlook
                              -------------------
As previously announced, the Company indicated that its goal for longer-term net sales growth is in the mid-single-digit range, on average, over time. In addition, the Company continues to expect to achieve significant improvement in profit margins over time, with 2007 expected to benefit meaningfully from restructuring actions taken in 2006.

More specifically, Adjusted EBITDA in 2007 is expected to be approximately $210 million. The Company believes that, based on the business plans and strategies already in place for 2007, as well as the benefits of the 2006 restructuring actions and the elimination of the expected operating loss from Vital Radiance, this level of performance is achievable. In addition, the Company is aggressively focused on improving profitability beyond the expected 2007 level. This additional growth is expected to be driven by a continuing focus on the Company's margin and other productivity initiatives, as well as the benefit of driving profitable revenue growth of the Company's strong portfolio of established brands.


About Revlon
------------
Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Investors and Media:
Maria A. Sceppaguercio
(212) 527-6465

                            Footnote to Press Release
                            -------------------------
(1)Adjusted EBITDA is a non-GAAP financial measure defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things --

(i)  monitor and evaluate the performance of the Company's business operations;

(ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations;

(iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses;

(v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

                           Forward-Looking Statements
                           --------------------------
Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about: (i) its future growth, profitability, cash flow and financial performance, including its expectations that the organizational streamlining and consolidation and discontinuance of Vital Radiance will accelerate its becoming net income and cash flow positive, that 2006 net sales will be approximately $1,340 million, that 2006 Adjusted EBITDA will be approximately $75 million to $85 million, that 2006 operating loss will be approximately $45 million to $55 million, that charges for the restructuring actions during the year, the full year impact of Vital Radiance and executive severance will impact 2006 operating profitability and Adjusted EBITDA by approximately $150 million and approximately $129 million, respectively, and that Vital Radiance will negatively impact full year operating results by approximately $110 million, its longer-term goal of growing net sales in the mid-single-digit range, on average, over time and achieve significant improvement in profit margins over time, that 2007 will benefit meaningfully from the 2006 restructuring actions, that 2007 Adjusted EBITDA will be approximately $210 million and its plans to aggressively focus on improving profitability beyond the expected 2007 level by a continuing focus on margin and other productivity initiatives and profitable revenue growth; (ii) its plans regarding its organizational streamlining and the expected benefits, amount and timing of the costs and savings related to such plans; (iii) its belief that discontinuing Vital Radiance is the right strategic and economic choice and the type, amounts and timing of the charges related to discontinuing the Vital Radiance brand; (iv) its plans to seek an amendment to its bank credit agreement and the terms, conditions and timing related to such amendment; (v) its plans to complete the $75 million equity issuance in late 2006 or in the first quarter of 2007 and use the proceeds of such equity issuance to reduce indebtedness and its plans to refinance its 8 5/8% Senior Subordinated Notes; and (vi) its expectations and plans to achieve significant improvement in profit margins over time through its ongoing margin and other productivity initiatives. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's 2005 Annual Report on Form 10-K and the Company's Form 10-Qs and Form 8-Ks that it files with the SEC during 2006 (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays or the inability of the Company to: (i) achieve its future growth, profitability, cash flow and financial performance objectives, including less than anticipated growth, or a decrease in, net sales or Adjusted EBITDA, including, without limitation 2006 net sales being less than approximately $1,340 million, 2006 Adjusted EBITDA being less than approximately $75 million to $85 million, 2006 operating loss being greater than approximately $45 million to $55 million and/or 2007 Adjusted EBITDA being less than approximately $210 million, such as due to less than anticipated results from the Company's brands, less than expected effectiveness of marketing programs, lower than anticipated revenues or more than anticipated returns; (ii) implement the Company's organizational streamlining or higher than anticipated restructuring and related costs, less than anticipated benefits or lower than expected savings in connection with such plan; (iii) discontinue the Vital Radiance brand, including higher than anticipated charges related to such discontinuance, such as from greater than anticipated returns; (iv) obtain the bank credit agreement amendment, including less than anticipated benefits from such amendment or higher than anticipated costs; (v) consummate the $75 million equity issuance or refinance the 8 5/8% Senior Subordinated Notes in whole or in part, such as due to conditions in the capital markets or other factors; and/or (vi) achieve significant improvements to its operating margins over time, such as due to its margin and productivity initiatives or cost reduction actions being less effective than planned, including as a result of higher than expected expenses due to continued increased competitive activity. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced herein shall not be incorporated by reference into this release.

                          REVLON, INC. AND SUBSIDIARIES
       ESTIMATED AND UNAUDITED NET LOSS TO ADJUSTED EBITDA RECONCILIATION
                              (dollars in millions)



                                                                                            Three Months Ended
                                                                                               September 30,
                                                                                                  2006
                                                                                             -----------------
                                                                                            Estimated/Unaudited

      Reconciliation to net loss:
      -------------------------------------------------------------------------------

      Net loss.......................................................................       $            (135)

      Interest expense, net..........................................................                      39
      Amortization of debt issuance costs............................................                       2
      Foreign currency (gains) losses, net...........................................                       0
      Loss on early extinguishment of debt...........................................                       0
      Miscellaneous, net.............................................................                       0
      Provision for income taxes.....................................................                       3
      Depreciation and amortization..................................................                      41
                                                                                            -----------------
      Adjusted EBITDA................................................................       $             (50)
                                                                                            =================